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                                                           Exhibit Number - 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23681) pertaining to the Sykes Enterprises, Incorporated, Non-Qualified Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 333-88359) pertaining to the Sykes Enterprises, Incorporated 1999 Employee Stock Purchase Plan of our report dated February 7, 2000 (except for
Note 1, as to which the date is October 30, 2000), with respect to the consolidated financial statements and schedule of Sykes Enterprises, Incorporated, as restated, included in this Annual Report (Form 10-K/A) for the year ended December 31, 1999.

Our audits also included the financial statement schedule of Sykes Enterprises, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the years ended December 31, 1998 and 1999.


                                                 Ernst & Young LLP

Tampa, Florida
November 17, 2000